TRANSFER AGENCY AGREEMENT


      AGREEMENT made as of this 28th day of February, 1997, between INVESCO Treasurer's Series Trust, a Massachusetts business trust, having its principal office and place of business at 7800 East Union Avenue, Denver, Colorado 80237 (hereinafter referred to as the "Trust") and INVESCO Funds Group, Inc., a Delaware corporation, having its principal place of business at 7800 East Union Avenue, Denver, Colorado 80237 (hereinafter referred to as the "Transfer Agent").

                                   WITNESSETH:

      That for and in consideration of mutual promises hereinafter set forth, the Trust and the Transfer Agent agree as follows:

      1.    Definitions.    Whenever    used   in   this    Agreement,    the
            following  words  and  phrases,   unless  the  context  otherwise
            requires, shall have the following meanings:

            (a) "Authorized Person" shall be deemed to include the President, any Vice President, the Secretary, Treasurer, or any other person, whether or not any such person is an officer or employee of the Trust, duly authorized to give Oral Instructions and Written Instructions on behalf of the Trust as indicated in a certification as may be received by the Transfer Agent from time to time;

            (b) "Certificate" shall mean any notice, instruction or other instrument in writing, authorized or required by this Agreement to be given to the Transfer Agent, which is actually received by the Transfer Agent and signed on behalf of the Trust by any two officers thereof;

            (c) "Commission" shall have the meaning given it in the 1940 Act;

            (d)   "Custodian"   refers  to  the   custodian  of  all  of  the
                  securities and other moneys owned by the Trust;

            (e)   "Fund"    shall   refer   to   a   single    portfolio   of
                  investments owned by the Trust;

            (f) "Oral Instructions" shall mean verbal instructions actually received by the Transfer Agent from a person reasonably believed by the Transfer Agent to be an Authorized Person;




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            (g)   "Prospectus"    shall   mean   the   currently    effective
                  prospectus     relating    to    the     Trust's     Shares
                  registered under the Securities Act of 1933;

            (h) "Shares" refers to the shares of beneficial interest of the Trust, regardless of whether such shares are classified into one or more separate Funds of the Trust;

            (i)   "Shareholder" means a record owner of Shares;

            (j) "Written Instructions" shall mean a written communication actually received by the Transfer Agent where the receiver is able to verify with a reasonable degree of certainty the authenticity of the sender of such communication; and

            (k) The "1940 Act" refers to the Investment Company Act of 1940 and the Rules and Regulations thereunder, all as amended from time to time.

      2. Representation of Transfer Agent. The Transfer Agent does hereby represent and warrant to the Trust that it has an effective registration statement on SEC Form TA-1 and, accordingly, has duly registered as a transfer agent as provided in Section 17A(c) of the Securities Exchange Act of 1934.

      3. Appointment of the Transfer Agent. The Trust hereby appoints and constitutes the Transfer Agent as transfer agent for all of the Shares of the Trust authorized as of the date hereof, and the Transfer Agent accepts such appointment and agrees to perform the duties herein set forth. If the Trustees of the Trust hereafter reclassify the Shares, by the creation of one or more additional series or otherwise, the Transfer Agent agrees that it will act as transfer agent for the Shares so reclassified on the terms set forth herein.

      4.    Compensation.

            (a) The Trust will initially compensate the Transfer Agent for its services rendered under this Agreement in accordance with the fees set forth in the Fee Schedule annexed hereto and incorporated herein.

            (b) The parties hereto will agree upon the compensation for acting as transfer agent for any Fund of the Trust hereafter designated and established at the time that the Transfer Agent commences serving as such for said Fund, and such agreement



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                  shall be reflected in a Fee Schedule for that Fund, dated and signed by an authorized officer of each party hereto, to be attached to this Agreement.

            (c) Any compensation agreed to hereunder may be adjusted from time to time by attaching to this Agreement a revised Fee Schedule, dated and signed by an authorized officer of each party hereto, and a certified copy of the resolution of the Trustees of the Trust authorizing such revised Fee Schedule.

            (d) The Transfer Agent will bill the Fund of the Trust as soon as practicable after the end of each calendar month, and said billings will be detailed in accordance with the Fee Schedule for each Fund. Each Fund will promptly pay to the Transfer Agent the amount of such billing.

      5. Documents. In connection with the appointment of the Transfer Agent, the Trust shall, on or before the date this Agreement goes into effect, file with the Transfer Agent the following documents:

            (a)   A  certified  copy  of  the  Declaration  of  Trust  of the
                  Trust,   including  all  amendments  thereto,  as  then  in
                  effect;

            (b) A certified copy of the Bylaws of the Trust, as then in effect;

            (c) Certified copies of the resolutions of the Trustees authorizing this Agreement and designating Authorized Persons to give instructions to the Transfer Agent;

            (d) A specimen of the certificate for Shares of each Fund in the form approved by the Trustees, with a certificate of the Secretary of the Trust as to such approval;

            (e)   All   account   application   forms  and  other   documents
                  relating to Shareholder accounts;

            (f) A certified list of Shareholders of each Fund of the Trust with the name, address and tax identification number of each Shareholder, and the number of Shares held by each, certificate numbers and denominations
                  (if any certificates have been issued), lists of any accounts against which stops have been placed, together with the reasons for said stops, and the number of Shares redeemed by the Trust;




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            (g)   Copies  of  all  agreements  then  in  effect  between  the
                  Trust  and  any  agent  with   respect  to  the   issuance,
                  sale, or cancellation of Shares; and

            (h) An opinion of counsel for the Trust with respect to the validity of the Shares.

      6.    Further   Documentation.   The  Trust  will  also   furnish  from
            time to time the following documents:

            (a)   Each   resolution   of   the   Trustees   authorizing   the
                  original issue of Shares;

            (b) Each Registration Statement filed with the Commission, and amendments and orders with respect thereto, in effect with respect to the sale of Shares of the Trust;

            (c)   A    certified    copy   of   each    amendment    to   the
                  Declaration of Trust and the Bylaws of the Trust;

            (d)   Certified   copies  of  each  resolution  of  the  Trustees
                  designating   Authorized   Persons  to  give   instructions
                  to the Transfer Agent;

            (e)   Certificates   as   to   any   change   in   any   officer,
                  trustee, or Authorized Person of the Trust;

            (f)   Specimens    of   all   new    certificates    for   Shares
                  accompanied    by   the   Fund's    resolutions    of   the
                  Trustees approving such forms; and

            (g) Such other certificates, documents or opinions as may mutually be deemed necessary or appropriate for the Transfer Agent in the proper performance of its duties.

      7.    Certificates for Shares and Records Pertaining Thereto.

            (a)   At  the   expense   of  each   Fund  of  the   Trust,   the
                  Transfer  Agent  shall  maintain  an  adequate   supply  of
                  blank share certificates to meet the Transfer Agent's requirements therefor. Such share certificates shall be properly signed by facsimile. The Trust agrees that, notwithstanding the death, resignation, or removal of any officer of the Trust whose signature appears on such certificates, the Transfer Agent may continue to countersign certificates which bear such signatures until otherwise directed by the Trust.




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            (b)   The  Transfer   Agent  agrees  to  prepare,   issue  and  mail
                  certificates as requested by the Shareholders for Shares of the Trust in accordance with the instructions of the Trust and to confirm such issuance to the Shareholder and the Trust or its designee.

            (c)   The  Trust  hereby   authorizes   the  Transfer   Agent  to
                  issue replacement share certificates in lieu of certificates which have been lost, stolen or destroyed, without any further action by the Trustees or any officer of the Trust, upon receipt by the Transfer Agent of properly executed affidavits or lost certificate bonds, in form satisfactory to the Transfer Agent, with the Trust and the Transfer Agent as obligees under any such bond.

            (d) The Transfer Agent shall also maintain a record of each certificate issued, the number of Shares represented thereby and the holder of record. The Transfer Agent shall further maintain a stop transfer record on lost and/or replaced certificates.

            (e) The Transfer Agent may establish such additional rules and regulations governing the transfer or registration of certificates for Shares as it may deem advisable and consistent with such rules and regulations generally adopted by transfer agents.

      8.    Sale of Trust Shares.

            (a) Whenever the Trust or its authorized agent shall sell or cause to be sold any Shares, the Trust or its authorized agent shall provide or cause to be provided to the Transfer Agent information including: (i) the number of Shares sold, trade date, and price; (ii) the amount of money to be delivered to the Custodian for the sale of such Shares; (iii) in the case of a new account, a new account application or sufficient information to establish an account.

            (b) The Transfer Agent will, upon receipt by it of a check or other payment identified by it as an investment in Shares of the Trust and drawn or endorsed to the Transfer Agent as agent for, or identified as being for the account of, the Trust, promptly deposit such check or other payment to the appropriate account postings necessary to reflect the



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                  investment. The Transfer Agent will notify the Trust, or its designee, and the Custodian of all purchases and related account adjustments.

            (c) Upon receipt of the notification required under paragraph (a) hereof and the notification from the
                  Custodian that such money has been received by it, the Transfer Agent shall issue to the purchaser or his authorized agent such Shares as he is entitled to receive, based on the appropriate net asset value of the Trust's Shares, determined in accordance with applicable federal law or regulation, as described in the Prospectus for the Trust. In issuing Shares to a purchaser or his authorized agent, the Transfer Agent shall be entitled to rely upon the latest written directions, if any, previously received by the Transfer Agent from the purchaser or his authorized agent concerning the delivery of such Shares.

            (d) The Transfer Agent shall not be required to issue any Shares of a Fund where it has received Written Instructions from a Fund or written notification from any appropriate federal or state authority that the  sale  of the  Shares  of a  Fund  has  been  suspended
                  or   discontinued,   and  the   Transfer   Agent  shall  be
                  entitled to rely upon such Written Instructions or written notification.

            (e) Upon the issuance of any Shares of a Fund in accordance with the foregoing provision of this Article, the Transfer Agent shall not be responsible for the payment of any original issue or other taxes required to be paid by a Fund in connection with such issuance.

      9. Returned Checks. In the event that any check or other order for the payment of money is returned unpaid for any reason, the Transfer Agent will: (i) give prompt notice
            of  such  return  to  the   applicable   Fund  or  its  designee;
            (ii) place a stop transfer order against all Shares issued or held on deposit as a result of such check or order; (iii) in the case of any Shareholder who has obtained redemption checks, place a stop payment order on the checking account on which such checks are issued; and
            (iv) take such other steps as the Transfer Agent may, in its discretion, deem appropriate or as the applicable Fund or its designee may instruct.





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      10.   Redemptions.

            (a) Redemptions By Mail or In Person. Shares of the Trust will be redeemed upon receipt by the Transfer
                  Agent of: (i) a written request for redemption, signed by each registered owner exactly as the Shares are registered; (ii) certificates properly endorsed for any Shares for which certificates have been issued; (iii) signature guarantees to the extent required by the Transfer Agent as described in the Prospectus or SAI for the Trust; and (iv) any additional documents required by the Transfer Agent for redemption by corporations, executors, administrators, trustees and guardians.

            (b) Draft Redemptions. If the Transfer Agent has received a completed application and authorization of redemption by drafts signed by the registered owner, the Transfer Agent will, as agent for the Shareholder, upon receipt of a redemption draft cause the Trust to redeem a sufficient number of
                  Shares in the Shareholder's account to cover the amount of the draft. All draft redemptions will be subject to such additional requirements as may be described in the Prospectus or SAI for the Trust and the rules and regulations of the Transfer Agent.

            (c) Wire Orders or Telephone Redemptions. The Transfer Agent will, consistent with procedures which may be established by the Trust from time to time for redemption by wire or telephone, upon receipt of such a wire order or telephone redemption request, redeem Shares and transmit the proceeds of such redemption to the redeeming Shareholder as directed. All wire or telephone redemptions will be subject to such additional requirements as may be described in the Prospectus for the Trust. Both the Trust and the Transfer Agent reserve the right to modify or terminate the procedures for wire order or telephone redemptions at any time.

            (c) Processing Redemptions. Upon receipt of all necessary information and documentation relating to a redemption, the Transfer Agent will issue to the Custodian an advice setting forth the number of
                  Shares of the Trust received by the Transfer Agent for redemption and that such shares are valid and in good form for redemption. The Transfer Agent shall, upon receipt of the moneys paid to it by the Custodian for the redemption of Shares, pay such moneys to the Shareholder, his authorized agent or legal representative.




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      11.   Transfers  and  Exchanges.   The  Transfer  Agent  is  authorized
            to  review  and  process   transfers   of  Shares  of  the  Trust
            and to the extent, if any, permitted in the Prospectus or SAI for the Trust, exchanges between the Trust and other
            mutual  funds  advised  by  INVESCO  Capital  Management,   Inc.,
            on  the  records  of  the  Trust   maintained   by  the  Transfer
            Agent.   If  Shares  to  be   transferred   are   represented  by
            outstanding   certificates,   the  Transfer   Agent  will,   upon
            surrender  to  it  of  the   certificates   in  proper  form  for
            transfer,   and  upon  cancellation   thereof,   countersign  and
            issue  new   certificates   for  a  like  number  of  Shares  and
            deliver  the  same.  If the  Shares  to be  transferred  are  not
            represented   by   outstanding    certificates,    the   Transfer
            Agent  will,  upon  an  order  therefor  by or on  behalf  of the registered  holder  thereof  in  proper  form,  credit  the  same
            to  the   transferee   on  its   books.   If  Shares  are  to  be
            exchanged for Shares of another mutual fund, the Transfer Agent will process such exchange in the same manner as a redemption and sale of Shares, except that it may in its
            discretion    waive     requirements    for    information    and
            documentation.

      12.   Right  to  Seek  Assurances.  The  Transfer  Agent  reserves  the right to refuse to transfer or redeem Shares until it is satisfied that the requested transfer or redemption is legally authorized, and it shall incur no liability for the refusal, in good faith, to make transfers or redemptions which the Transfer Agent, in its judgment,
            deems  improper  or  unauthorized,   or  until  it  is  satisfied
            that there is no basis for any claims adverse to such transfer or redemption. The Transfer Agent may, in effecting transfers, rely upon the provisions of the
            Uniform Act for the Simplification of Fiduciary Security Transfers or the Uniform Commercial Code, as the same may be amended from time to time, which in the opinion of legal counsel for the Trust or of its own legal counsel protect it in not requiring certain documents in
            connection   with  the  transfer  or   redemption  of  Shares  of
            the Trust, and the Trust shall indemnify the Transfer Agent for any act done or omitted by it in reliance upon such laws or opinions of counsel to the Trust or of its own counsel.

      13.   Distributions.

            (a) Each Fund of the Trust will promptly notify the Transfer Agent of the declaration of any dividend or distribution. The Trust shall furnish to the Transfer Agent a resolution of the Trustees of the Trust certified by the Secretary authorizing the declaration of dividends and authorizing the Transfer



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                  Agent to rely on Oral Instructions or a Certificate specifying the date of the declaration of such dividend or distribution, the date of payment thereof, the record date as of which Shareholders entitled to payment shall be determined, the amount payable per share to Shareholders of record as of that date, and the total amount payable to the Transfer Agent on the payment date.

            (b) The Transfer Agent will, on or before the payable date of any dividend or distribution, notify the Custodian of the estimated amount of cash required to pay said dividend or distribution, and the Trust agrees that, on or before the mailing date of such dividend or distribution, it shall instruct the Custodian to place in a dividend disbursing account funds equal to the cash amount to be paid out. The Transfer Agent, in accordance with Shareholder instructions, will calculate, prepare and mail checks to, or (where appropriate) credit such dividend or distribution to the account of, Trust Shareholders, and maintain and safeguard all underlying records.

            (c) The Transfer Agent will replace lost checks upon receipt of properly executed affidavits and maintain stop payment orders against replaced checks.

            (d) The Transfer Agent will maintain all records necessary to reflect the crediting of dividends which are reinvested in Shares of each Fund of the Trust.

            (e) The Transfer Agent shall not be liable for any improper payments made in accordance with the resolution of the Trustees of the Trust.

            (f) If the Transfer Agent shall not receive from the Custodian sufficient cash to make payment to all Shareholders of the Funds as of the record date, the Transfer Agent shall, upon notifying the Fund, withhold payment to all Shareholders of record as of the record date until such sufficient cash is provided to the Transfer Agent.

      14. Other Duties. In addition to the duties expressly provided for herein, the Transfer Agent shall perform such other duties and functions as are set forth in the Fee Schedules(s) hereto from time to time.




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      15.   Taxes.  It is  understood  that the  Transfer  Agent shall file such appropriate information returns concerning the payment of dividends and capital gain distributions with the proper federal, state and local authorities as are required by law to be filed by the Trust and shall withhold such sums as are required to be withheld by applicable law.

      16.   Books and Records.

            (a)   The  Transfer   Agent  shall   maintain   records   showing
                  for each investor's account, identified by each Fund of the Trust, the following: (i) names, addresses, tax identifying numbers and assigned account numbers; (ii) numbers of Shares held; (iii) historical information regarding the account of each Shareholder, including dividends paid and date and price of all transactions on a Shareholder's account; (iv) any stop or restraining order placed against a Shareholder's account; (v) information with respect to withholdings in the case of a foreign account; (vi) any capital gain or dividend reinvestment order, plan application, dividend address and correspondence relating to the current maintenance of a Shareholder's account; (vii) certificate numbers and denominations for any
                  Shareholders holding certificates; and (viii) any information required in order for the Transfer Agent to perform the calculations contemplated or required by this Agreement.

            (b) Any records required to be maintained by Rule 31a-1 under the 1940 Act will be preserved for the periods prescribed in Rule 31a-2 under the 1940 Act. Such records may be inspected by the Trust at reasonable times. The Transfer Agent may, at its option at any time, and shall forthwith upon the Trust's demand, turn  over  to  the  Trust  and  cease  to  retain  in  the
                  Transfer    Agent's    files,    records   and    documents
                  created and maintained by the Transfer Agent in performance of its services or for its protection.
                  At  the  end  of  the  six-year   retention  period,   such
                  records and documents will either be turned over to the Trust, or destroyed in accordance with the Trust's authorization.





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      17.   Shareholder Relations.

            (a) The Transfer Agent will investigate all Shareholder inquiries related to Shareholder accounts and respond promptly to correspondence from Shareholders.

            (b) The Transfer Agent will address and mail all communications to Shareholders or their nominees, including proxy material and periodic reports to Shareholders.

            (c) In connection with special and annual meetings of Shareholders, the Transfer Agent will prepare Shareholder lists, mail and certify as to the mailing of proxy materials, process and tabulate returned proxy cards, report on proxies voted prior to meetings, and certify to the Secretary of the Trust Shares of each Fund to be voted at meetings.

      18.   Reliance by Transfer Agent; Instructions.

            (a) The Transfer Agent shall be protected in acting upon any paper or document believed by it to be genuine and  to  have  been  signed  by an  Authorized  Person  and shall  not be  held  to  have  any  notice  of  any  change of authority of any person until receipt of written certification thereof from the Trust. It shall also be protected in processing Share certificates which it reasonably believes to bear the proper manual or facsimile signatures of the officers of the Trust
                  and   the   proper   countersignature   of   the   Transfer
                  Agent.

            (b)   At  any  time  the   Transfer   Agent   may  apply  to  any
                  Authorized    Person    of   the    Trust    for    Written
                  Instructions,  and,  at  the  expense  of  the  Trust,  may
                  seek  advice  from  legal  counsel  for  the  Trust,   with
                  respect  to  any  matter   arising   in   connection   with
                  this Agreement, and it shall not be liable for any action taken or not taken or suffered by it in good
                  faith  in   accordance   with  such  Written   Instructions
                  or  with  the  opinion  of  such   counsel.   In  addition,
                  the   Transfer    Agent,    its    officers,    agents   or
                  employees,    shall   accept   instructions   or   requests
                  given  to  them  by  any  person   representing  or  acting
                  on  behalf  of  the  Trust  only  if  said   representative
                  is  known  by the  Transfer  Agent,  its  officers,  agents
                  or   employees,   to   be   an   Authorized   Person.   The
                  Transfer   Agent  shall  have  no  duty  or  obligation  to
                  inquire   into,   nor   shall   the   Transfer   Agent   be
                  responsible for, the legality of any act done by it upon the request or direction of Authorized Persons of the Trust.

            (c)   Notwithstanding   any  of  the   foregoing   provisions  of
                  this Agreement, the Transfer Agent shall be under no duty or obligation to inquire into, and shall not be liable for: (i) the legality of the issue or sale of any Shares of the Trust, or the sufficiency of the amount to be received therefor; (ii) the legality of the redemption of any Shares of the Trust, or the propriety of the amount to be paid therefor; (iii)
                  the  legality  of  the   declaration  of  any  dividend  by
                  the Trust, or the legality of the issue of any Shares of the Trust in payment of any stock dividend; or (iv) the legality of any recapitalization or readjustment of the Shares of the Trust.

      19.   Standard of Care and Indemnification.

            (a) The Transfer Agent may, in connection with this Agreement, employ agents or attorneys in fact, and shall not be liable for any loss arising out of or in connection with its actions under this Agreement so long as it acts in good faith and with due diligence, and is not negligent or guilty of any willful misconduct.

            (b)   The   Trust   hereby   agrees   to   indemnify   and   hold
                  harmless  the  Transfer  Agent  from  and  against  any and
                  all   claims,    demands,    expenses    and    liabilities
                  (whether   with  or  without  basis  in  fact  or  law)  of
                  any  and  every  nature   which  the  Transfer   Agent  may
                  sustain  or  incur  or  which  may  be   asserted   against
                  the  Transfer  Agent by any  person  by  reason  of,  or as a  result  of:  (i)  any  action  taken  or  omitted  to be
                  taken   by  the   Transfer   Agent   in   good   faith   in
                  reliance  upon  any  Certificate,   instrument,   order  or
                  stock  certificate   believed  by  it  to  be  genuine  and
                  to  be  signed,  countersigned  or  executed  by  any  duly
                  Authorized   Person,   upon   the  Oral   Instructions   or
                  Written   Instructions  of  an  Authorized  Person  of  the
                  Trust  or  upon  the  opinion  of  legal  counsel  for  the
                  Trust  or  its  own  counsel;  or  (ii)  any  action  taken
                  or   omitted  to  be  taken  by  the   Transfer   Agent  in
                  connection   with  its   appointment   in  good   faith  in
                  reliance    upon    any    law,    act,    regulation    or
                  interpretation  of  the  same  even  though  the  same  may
                  thereafter   have  been   altered,   changed,   amended  or
                  repealed.   However,    indemnification   hereunder   shall
                  not apply to actions or omissions of the Transfer Agent or its directors, officers, employees or agents in cases of its own gross negligence, willful misconduct, bad faith, or reckless disregard of its or their own duties hereunder.

      20. Affiliation Between Trust and Transfer Agent. It is understood that the trustees, officers, employees, agents and Shareholders of the Trust, and the officers, directors, employees, agents and shareholders of the Trust's investment adviser, INVESCO Capital Management, Inc. (the "Adviser"), are or may be interested in the
            Transfer Agent as directors, officers, employees, agents, shareholders, or otherwise, and that the directors, officers, employees, agents or shareholders of the Transfer Agent may be interested in the Trust as trustees, officers, employees, agents, shareholders, or otherwise, or in the Adviser as officers, directors, employees, agents, shareholders or otherwise.

      21.   Term.

            (a) This Agreement shall become effective on February 28, 1997 after approval by vote of a majority (as defined in the 1940 Act) of the Trust's Trustees, including a majority of the Trustees who are not interested persons of the Trust (as defined in the
                  1940   Act),   and  shall   continue   in  effect   for  an
                  initial term expiring February 28, 1998 and from year to year thereafter, so long as such continuance is specifically approved at least annually both: (i) by either the Trustees or the vote of a majority of the outstanding voting securities of the Trust; and
                  (ii) by a vote of the majority of the Trustees who are not interested persons of the Trust (as defined in the 1940 Act) cast in person at a meeting called for the purpose of voting upon such approval.

            (b) Either of the parties hereto may terminate this Agreement by giving to the other party a notice in writing specifying the date of such termination, which shall not be less than 60 days after the date of receipt of such notice. In the event such notice is given by the Trust, it shall be accompanied by a resolution of the Trustees, certified by the
                  Secretary, electing to terminate this Agreement and designating a successor transfer agent.

      22. Amendment. This Agreement may not be amended or modified in any manner except by a written agreement executed by both parties with the formality of this Agreement, and

            (i) authorized or approved by the resolution of Trustees, including a majority of the Trustees of the Trust who are not interested persons of the Trust as defined in the 1940 Act, or (ii) authorized and approved by such other procedures as may be permitted or required by the 1940 Act.

      23.   Subcontracting.   The  Trust  agrees  that  the  Transfer   Agent
            may,  in  its   discretion,   subcontract   for  certain  of  the
            services to be provided hereunder.

      24.   Miscellaneous.

            (a) Any notice and other instrument in writing, authorized or required by this Agreement to be given to the Trust or the Transfer Agent, shall be sufficiently given if addressed to that party and mailed or delivered to it at its office set forth below or at such other place as it may from time to time designate in writing.

                  To the Trust:

                  INVESCO Treasurer's Series Trust
                  1315 Peachtree Street, N.E.
                  Atlanta, Georgia  30309
                  Attention:  Tony D. Green, Secretary/Treasurer

                  To the Transfer Agent:

                  INVESCO Funds Group, Inc.
                  Post Office Box 173706
                  Denver, Colorado  80217-3706
                  Attention:  Ronald L. Grooms, Senior Vice President


            (b) This Agreement shall not be assignable and in the event of its assignment (in the sense contemplated by the 1940 Act), it shall automatically terminate.

            (c) This Agreement shall be construed in accordance with the laws of the State of Colorado.

            (d) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original; but such counterparts shall, together, constitute only one instrument.

      25. Trustee and Shareholder Liability. The Transfer Agent expressly agrees that, notwithstanding anything to the contrary herein, or in law, that it will look solely to the assets of the Trust for any obligations of the Trust hereunder and nothing herein shall be construed to create any personal liability of any trustee or any shareholder of the Trust. INVESCO Funds Group, Inc., expressly acknowledges that the Declaration of Trust establishing the Trust, dated as of January 21, 1988, a copy of which, together with all amendments thereto (the "Declaration"), is on file in the office of the Secretary of the Commonwealth of Massachusetts, provides that the name INVESCO Treasurer's Series Trust refers to the Trustees under the Declaration collectively as Trustees, but not as individuals or personally; and no Trustee, Shareholder, Officer, employee or agent of INVESCO Treasurer's Series Trust shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise, in connection with the affairs of said INVESCO Treasurer's Series Trust, but the "Trust Property" (as defined in the Declaration) only shall be liable.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunder duly authorized, as of the day and year first above written.

                              INVESCO TREASURER'S SERIES TRUST


                              By:  /s/ George s. Robinson, Jr.
                                   ----------------------------------
                                   George S. Robinson, Jr., President
ATTEST:

/s/ Tony D. Green
-------------------------
Tony D. Green, Secretary

                              INVESCO FUNDS GROUP, INC.



                              By:  /s/ Dan J. Hesser
                                   ------------------------
                                   Dan J. Hesser, President
ATTEST:

/s/ Glen A. Payne
-------------------------
Glen A. Payne, Secretary

                                  FEE SCHEDULE

                                       for


      Services  Pursuant  to  Transfer  Agency   Agreement,   dated  February
28, 1997, between INVESCO Treasurer's Series Trust (the "Trust") and INVESCO Funds Group, Inc. as Transfer Agent (the "Agreement").

      Account Maintenance Charges. Fees are based on an annual charge set forth below per shareholder account or omnibus account participant for account maintenance, as described in the Agreement. This charge, in the amount of $50.00 per shareholder account per year, is billable monthly at the rate of one-twelfth (1/12) of the annual fee, $5,000.00 per year minimum. A charge is made for an account in the month that it opens or closes, as well as in each month which the account remains open, regardless of the account balance.

      Expenses. The Trust shall not be liable for reimbursement to the Transfer Agent of expenses incurred by it in the performance of services pursuant to the Agreement, provided, however, that nothing herein or in the Agreement shall be construed as affecting in any manner any obligations assumed by the Trust with respect to expense payment or reimbursement pursuant to a separate written agreement between the Trust and the Transfer Agent or any affiliate thereof.

      Effective this 28th day of February, 1997.

                              INVESCO TREASURER'S SERIES TRUST


                              By:   /s/ George S. Robinson, Jr.
                                    ---------------------------
                                    George S. Robinson, Jr., President

ATTEST:

/s/ Tony D. Green
---------------------------
Tony D. Green, Secretary

                              INVESCO FUNDS GROUP, INC.


                              By:   /s/ Dan J. Hesser
                                    ------------------------
                                    Dan J. Hesser, President
ATTEST:

/s/ Glen A. Payne
---------------------------
Glen A. Payne, Secretary